Exhibit 10.1

Execution Version

SALE AND CONTRIBUTION AGREEMENT

by and between

FS ENERGY AND POWER FUND,

as the Seller

and

FSSL FINANCE BB ASSETCO LLC,

as the Buyer

Dated as of September 6, 2023

Exhibit A	Form of Assignment
Schedule I	Collateral Obligations

SALE AND CONTRIBUTION AGREEMENT

THIS SALE AND CONTRIBUTION AGREEMENT, dated as of September 6, 2023 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between FS Energy and Power Fund (which, for the avoidance of doubt, may be renamed to FS Specialty Lending Fund or such other name as notified to the Liquidation Agent, together with its successors and assigns, the “Seller”); and FSSL Finance BB AssetCo LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Obligations; and

WHEREAS, pursuant to this Agreement, the Buyer may from time to time Purchase certain Collateral Obligations from the Seller and the Seller may from time to time sell to the Buyer certain Collateral Obligations originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.      Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Indenture or the Margining Agreement, unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral Obligation List” means the list of Collateral Obligations provided by the Seller to the Buyer on each Transfer Date that constitute Transferred Assets after giving effect to any Purchases or repurchases on such date (which list shall include an indication of each Collateral Obligation that constitutes a Participation Interest) and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Collection Account” means each of the Interest Collection Account and the Principal Collection Account.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received by the Buyer from any Person in respect of any Collateral Obligation constituting Transferred Assets, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to Buyer under or in connection with any such Collateral Obligation and all proceeds from any sale or disposition of any such Collateral Obligation.

“Excluded Amounts” means (a) any amount received by Buyer or Seller on or with respect to any Collateral Obligation included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Obligation, (b) any amount representing escrows relating to Taxes in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related obligor and the applicable secured party (other than the Seller in its capacity as lender or equityholder, as applicable, with respect to such Collateral Obligation) pursuant to escrow arrangements under a Reference Instrument, (c) any amount with respect to any Collateral Obligation repurchased or substituted by the Seller under Article VI hereof (in accordance with the terms of this Agreement and the Indenture) to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Seller or its Affiliates in connection with the origination of any Collateral Obligation, (e) any amount deposited into the Collection Account manifestly in error, in each case as determined by the Buyer and (f) any amount received by the Buyer in respect of the initial portfolio of Collateral Obligations that is attributable to a collection period occurring prior to the Buyer’s Purchase of any such Collateral Obligation or relates to accrued but unpaid interest to but excluding such date of Purchase.

“Indemnified Amounts” shall have the meaning provided in Section 2.04.

“Indemnified Party” shall have the meaning provided in Section 2.04.

“Indenture” means that certain Indenture dated September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time) between the Buyer, as issuer and Computershare Trust Company, N.A., a national banking association, as trustee.

“Margining Agreement” means that certain Margining Agreement dated September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time) between, among others, the Buyer, as issuer and the Seller, as investment manager.

“Participation Interest” shall have the meaning provided in Section 2.01(h).

“Purchase” means a purchase or other acquisition by the Buyer of Transferred Assets from or as directed by the Seller pursuant to the terms of this Agreement.

“Purchase Price” shall have the meaning provided in Section 2.02.

“Related Documents” means, with respect to any Collateral Obligation, all agreements or documents evidencing, securing, governing or giving rise to such Collateral Obligation and all reports, certificates and similar documents delivered to lenders in connection therewith.

“Replaced Collateral Obligation” shall have the meaning provided in Section 6.01.

“Repurchase Price” means, on any date of determination with respect to any Collateral Obligation, an amount at least equal to the fair market value (as determined by the Seller) thereof. To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Collateral Obligation, such excess shall be deemed a capital contribution by the Seller to the Buyer.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan, bond or equity on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, bond or equity, and provided such Person is entitled to retain the same in accordance with Applicable Law.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Substitute Collateral Obligation” shall have the meaning provided in Section 6.01.

“Substitution Date” means any date on which the Seller transfers a Substitute Collateral Obligation to the Buyer.

“Transfer Date” means any day on which any Collateral Obligation is acquired by the Buyer pursuant to the terms of this Agreement (including any Substitution Date), and including, for the avoidance of doubt, any day on which the Buyer acquires a Participation Interest from the Seller and any day on which any Collateral Obligation is funded directly by the Buyer as set forth in Section 2.03(d).

“Transferred Assets” shall have the meaning provided in Section 2.01.

“Warranty Transferred Assets” shall have the meaning provided in Section 6.03(a).

Section 1.02.         Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. The symbol “USD” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03.        Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04.         Interpretation.

In this Agreement, unless a contrary intention appears:

(i)             the singular number includes the plural number and vice versa;

(ii)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)           references to “including” means “including, without limitation”;

(iv)          reference to day or days without further qualification means calendar days;

(v)           unless otherwise stated, reference to any time means New York, New York time;

(vi)          references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and

(viii)        reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05.         References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06.         Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF COLLATERAL OBLIGATIONS

Section 2.01.         Sale, Transfer and Assignment.

(a)            On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Transfer Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Delayed Funding Term Loan or Revolving Loan conveyed by the Seller to Buyer hereunder which obligations Buyer hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case above and below excluding the Excluded Amounts) (collectively, the “Transferred Assets”):

(i)             the Collateral Obligation listed on each Collateral Obligation List delivered by the Seller to the Buyer with respect to such Transfer Date pursuant to this Agreement and all monies due, to become due or paid in respect of such Collateral Obligations on and after the related Transfer Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Transfer Date;

(ii)            all Liens with respect to the Collateral Obligations referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii)           all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Collateral Obligations referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iv)          all Related Documents with respect to the Collateral Obligations referred to in clause (i) above; and

(v)           all income and proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Transferred Assets” shall, for all purposes of this Agreement, be deemed to include any Collateral Obligation funded directly by the Buyer that is an obligation with respect to which the Seller, either itself or through related entities (other than the Buyer), directly or indirectly, was involved in the original agreement which created such obligation, or any Collateral Obligation acquired by the Buyer as provided in Section 2.03(d).

(b)         From and after each Transfer Date, the Transferred Assets listed on the relevant Collateral Obligation List shall be deemed to be Transferred Assets hereunder.

(c)         Except as specifically provided in this Agreement, the sale and purchase of Transferred Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the obligors with respect to such Transferred Assets. The representations and warranties of Seller with respect to the Transferred Assets do not address the creditworthiness of the obligor on such Transferred Assets or the risk of default or declines in credit quality with respect to such Transferred Assets after the related Transfer Date. The sale and purchase of any Transferred Asset hereunder does not constitute and is not intended to result in a creation or assumption by the Buyer or any assignee of the Buyer (including the Trustee for the benefit of the Secured Parties), of any obligation of the Seller or any other Person as administrative agent, collateral agent or paying agent under any Collateral Obligation.

(d)         In connection with each Purchase of Transferred Assets under and in accordance with this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will Deliver, or cause to be Delivered, to the Trustee, each Collateral Obligation and the Related Documents being transferred to the Buyer on such Transfer Date in accordance with and subject to the applicable provisions of the Indenture. The Seller shall take such action reasonably requested by the Buyer or the Trustee, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Indenture have an enforceable and perfected security interest in the Transferred Assets Purchased by the Buyer as contemplated by this Agreement.

(e)         In connection with each Purchase by the Buyer of the Transferred Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Transfer Date, that such Transferred Assets have been Purchased by the Buyer in accordance with this Agreement.

(f)         The Seller further agrees to deliver to the Buyer on or before each Transfer Date true, complete and correct Collateral Obligation List (which shall contain the related outstanding principal balance, loan number and obligor name for each Collateral Obligation) as of the related Transfer Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(g)         It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Transferred Assets by the Seller to the Buyer as provided in Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than (i) the security interest granted to the Buyer pursuant to this Agreement and (ii) Permitted Liens) and that the Transferred Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Obligations and the other Transferred Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of Seller’s right, title and interest in and to the Transferred Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Assets together with all of the other obligations of the Seller hereunder, and the Buyer hereby assigns all of its right, title and interest in such security interest to the Trustee, for the benefit of the Secured Parties. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(h)         Participation Interests.

(i)         Notwithstanding anything to the contrary herein, any sale of a Collateral Obligation contemplated hereunder may take the form of a grant of a 100% undivided participation interest in a Collateral Obligation (a “Participation Interest”), the legal title to which is held by the Seller, and for which the Buyer shall acquire the Participation Interest and assume and agree to perform and comply with all assumed obligations of the Seller with respect to the related Collateral Obligation. The parties hereby agree to treat the transfer of any Participation Interests by Seller to Buyer as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.01.

(ii)         The Seller and the Buyer hereby acknowledge and agree that (A) each sale of a Participation Interest is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (the transfer of which to Buyer will not be effective until the individual assignments of the related Collateral Obligation become effective) to the related Collateral Obligation because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to such Collateral Obligation may not be fully satisfied as of the applicable Transfer Date and (B) any conveyance of a Participation Interest hereunder shall have the consequence that the Seller does not have an equitable interest in the related Collateral Obligation and the Buyer holds 100% of the equitable interest in such Collateral Obligation. At no additional cost to the Buyer, the Seller will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both (each, an “Assignment Effective Date”). The Seller shall pay any transfer fees and other expenses payable in connection with such assignments. The Seller and the Buyer agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the day that is sixty (60) calendar days from the related Transfer Date. On the relevant Assignment Effective Date, the Seller and the Buyer agree, for administrative convenience, that the Seller shall, in accordance with the Indenture (on behalf of the Buyer), transfer or cause the transfer, of the related Collateral Obligation to the Trustee, the relevant assigned Collateral Obligation.

(iii)        Seller shall direct all obligors, administrative agents and loan agents (as applicable) with respect to the participated Collateral Obligations to pay any Interest Proceeds and Principal Proceeds with respect thereto into the applicable Issuer Account. Upon the Seller’s receipt of any Interest Proceeds or Principal Proceeds, the Buyer hereby instructs the Seller to remit, and Seller shall remit, or cause to be remitted, such Interest Proceeds or Principal Proceeds, as applicable, within two (2) Business Days of its receipt thereof directly to the applicable Collection Account. For the avoidance of doubt, this Section 2.01(h)(iii) shall not apply to Excluded Amounts.

(iv)         Upon receipt by the Buyer or the Trustee of the effective assignment of any participated Collateral Obligation pursuant to this Section 2.01(h), the Seller, for value received, hereby conveys to the Buyer, and the Buyer hereby purchases from the Seller (A) all of Seller’s right, title and interest in, to and under the assigned Collateral Obligation and (B) all right, title and interest with respect thereto (including all obligations of the Seller as lender to fund any Collateral Obligation conveyed by Seller to Buyer).

(v)         The Seller (individually and on behalf of its Affiliates) shall not be obligated to make any payment to the Buyer in anticipation of the receipt of funds from the related obligor with respect to any Participation Interest. If the Seller (individually and on behalf of its Affiliates) is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the obligor to the Seller or such Affiliate and transferred by the Seller to (and paid to) the Buyer, then the Buyer shall, on demand of the Seller, forthwith return to or at the direction of the Seller any such payments transferred (and paid) to the Buyer by or on behalf of the Seller in respect of the Participation Interest, but without interest on such payments (unless the Seller or such Affiliate is required to pay interest on such amounts to the Person recovering such payments).

(vi)         With respect to each Collateral Obligation that is the subject of a Participation Interest, in the event the Seller receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Seller will give prompt notice thereof to the Buyer. In any such event, the Seller will, with respect to the Collateral Obligation that is the subject of the Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification or the exercise of such rights or remedies as the Buyer directs the Seller in writing.

Section 2.02.     Purchase Price.

The purchase price for each Transferred Asset Purchased by the Buyer in accordance with this Agreement shall be a USD amount or an amount denominated in other Eligible Currencies, in each case, equal to the fair market value or reasonable equivalent thereof as determined by the Seller (the “Purchase Price”).

Section 2.03.      Payment of Purchase Price.

(a)         The Purchase Price for any Transferred Asset Purchased by the Buyer on any Transfer Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account any proceeds of the Notes that the Buyer expects to receive pursuant to the Indenture) or as otherwise provided in Section 2.03(b), by means of a capital contribution by the Seller to the Buyer.

(b)         Notwithstanding any provision herein to the contrary, the Seller may on any Transfer Date elect to designate all or a portion of the Transferred Assets proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such Transferred Assets shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Buyer as capital shall constitute Transferred Assets for all purposes of this Agreement. To the extent the fair market value of any Transferred Asset Purchased by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefor, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.

(c)         Upon the payment of the Purchase Price for any Transferred Assets, title to such Transferred Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(d)         The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of any Related Documents may reflect that the relevant upstream seller, if any, is assigning such Collateral Obligation directly to the Buyer. Nothing in any assignment agreement shall be deemed to impair the transfer of the related Collateral Obligation by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Collateral Obligation so assigned for administrative convenience shall be deemed sold and transferred by the related upstream seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Buyer. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the conditions precedent to all Purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, Article IV, Article V and Article VII hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any related upstream seller to the Buyer as if such sale and assignment was directly from the Seller to the Buyer.

(e)         Collateral Obligations may be Purchased from time to time by the Buyer from the Seller hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all Applicable Laws.

Section 2.04.      Indemnification. The Seller shall indemnify the Buyer and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel of any Indemnified Party) in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnified Parties, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Transaction Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) are punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) result from the performance or non-performance of the Collateral Obligations. If the Seller has made any payment pursuant to this Section 2.04 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected. The parties hereto agree that this Section 2.04 shall not be interpreted to provide recourse to or against Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an obligor with respect to any Collateral Obligation. Seller shall have no liability for making indemnification under this Agreement to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Obligations.

The Seller acknowledges that, pursuant to the Indenture, the Buyer shall assign its rights of indemnity hereunder to the Trustee, on behalf of the Secured Parties. Upon such assignment, (a) the Trustee, on behalf of the Secured Parties, shall have all rights of the Buyer hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Section 2.04 shall inure to the Trustee, on behalf of the Secured Parties. The Seller agrees that, upon such assignment, the Trustee, on behalf of the Secured Parties, may enforce directly, without joinder of the Buyer, the indemnities set forth in this Section 2.04.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01.         Conditions Precedent to Closing.

The effectiveness of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified below in form and substance reasonably satisfactory to the Buyer:

(a)         Counterparts of this Agreement executed on behalf of the Seller; and

(b)         UCC-1 financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Trustee, as assignee of the Buyer, for the benefit of the Secured Parties, describing the Transferred Assets and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by Applicable Law, and in such manner as is necessary or reasonably desirable, to perfect the conveyance of the Transferred Assets to the Buyer.

Section 3.02.         Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Transferred Assets from the Seller on any Transfer Date shall be subject to the satisfaction of the following conditions precedent that:

(a)         all representations and warranties of the Seller contained in Sections 4.01 and 4.02 (x) with respect to such Transferred Assets shall be true and correct in all respects on and as of such date and (y) concerning all other matters shall be true and correct on and as of such date in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), before and after giving effect to the Purchase to take place on such date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date, which shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date);

(b)         the Seller shall have delivered to the Buyer a Collateral Obligation List that is true, accurate and complete in all material respects as of the related Transfer Date;

(c)         on and as of such Transfer Date, the Seller shall have performed all of the covenants and agreements required to be performed by it with respect to such Transferred Assets on or prior to such date in accordance with the provisions of this Agreement; and

(d)         no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

Section 3.03.         Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.         Representations and Warranties Regarding the Seller.

As of the Closing Date and as of each Transfer Date as applicable, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a)         Due Organization. The Seller is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b)         Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Seller and each such other Transaction Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Seller and this Agreement and each other Transaction Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)         Non-Contravention. The execution, delivery and performance of this Agreement by the Seller and each other Transaction Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent (which has not otherwise been obtained), under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected.

(d)         No Adverse Proceedings. The Seller is not subject to any Adverse Proceeding that would reasonably be expected to have a Material Adverse Effect.

(e)        Authorizations. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(f)         Solvency. As of the date of this Agreement the Seller is, and after giving effect to each sale of Transferred Assets hereunder it will be, Solvent and it is not entering into this Agreement or any other Transaction Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(g)        Taxes. The Seller has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any) shown on such Tax returns; except, in each case, (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)        Place of Business; No Changes. As of the Closing Date, the Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. Unless otherwise notified in writing (which notice may be given by email), the Seller has not, as of the Closing Date, changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)         Sale Treatment. Other than for consolidated accounting purposes, the Seller has treated the transfer of Transferred Assets to the Buyer for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Transferred Assets will not be recognized.

(j)         Back-Up Security Interest. In the event that, notwithstanding the intent of the parties, the transfers hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i)         This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee (as assignee of the Buyer), for the benefit of the Secured Parties, in all right, title and interest of the Seller in the Transferred Assets, which security interest is prior to all other Liens (except for Permitted Liens), validly perfected under Article 9 of the UCC and is enforceable as such against creditors of and purchasers from the Seller;

(ii)         the Transferred Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

(iii)        the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have good and marketable title to the Transferred Assets free and clear of any Lien (other than (a) the security interest granted to the Buyer pursuant to this Agreement, (b) Permitted Liens and (c) security interests, if any, with respect to such Collateral Obligations that will be released on or prior to the applicable Transfer Date);

(iv)       the Seller has received all consents and approvals required by the terms of the Collateral Obligations to the sale of the Collateral Obligations hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC, (B) for any customary procedural requirements and agents’ and/or obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Obligations to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain, and (C) any such consent which the failure to obtain would not reasonably be expected to have a Material Adverse Effect));

(v)         the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Transferred Assets granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)       except with respect to any Collateral Obligation for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Obligations have been Delivered by the Seller at the direction of the Buyer as required under the Indenture; and

(vii)       none of the promissory notes, if any, that constitute or evidence any Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer (or its assignees, including, without limitation, the Trustee).

(k)         Value Given. The cash payments, if any, received by the Seller, and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the purchase price of the Transferred Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Transferred Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable Bankruptcy Laws.

(l)         Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Collateral Obligations with any intent to hinder, delay or defraud any of their respective creditors.

(m)         Non-consolidation. The Seller conducts its affairs such that (i) the Buyer would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy and (ii) in its capacity as initial member of the Buyer, such that Buyer is in compliance with the provisions of its governing instruments (provided, however, Seller does not hereby agree to maintain the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities).

(n)         Accuracy of Information. No information (other than projections, pro-forma financial information, forward-looking information, general economic data, or industry information or information relating to third parties’ information or, with respect to any information or documentation prepared by the Seller or any of its Affiliates for internal use or consideration, statements as to the value or collectability of, prospects of or potential risks or benefits associated with a Collateral Obligation or the related obligor) heretofore furnished by or on behalf of the Seller in writing to the Buyer in connection with this Agreement or any transaction contemplated hereby or thereby (after taking into account all updates, modifications and supplements to such information) contains (to the extent any such information was furnished by a third party or relates to a third party, to the Seller’s knowledge), when taken as a whole, as of its delivery date, any material misstatement of fact.

(o)         Set-Off, etc. To the knowledge of the Seller after reasonable inquiry except as disclosed to the Buyer, as of the related Transfer Date, (i), such Collateral Obligation has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the obligor thereof, and (ii) such Collateral Obligation is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Collateral Obligation or otherwise, by the Seller or by the obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Obligations not otherwise prohibited under the Transaction Documents.

(p)         Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets conveyed to the Buyer on the applicable Transfer Date, free and clear of any lien (other than the security interest granted to Buyer pursuant to this Agreement, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable transfers). Other than the security interest granted to the Buyer pursuant to this Agreement and Permitted Liens, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Obligations, except for security interests, if any, with respect to such Collateral Obligations that will be released on or prior to the applicable Transfer Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Collateral Obligations other than (x) with respect to any security interest will be released on or prior to the applicable Transfer Date or (y) any other financing statement (A) relating to the security interest granted to the Buyer under this Agreement, or Permitted Liens, or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller other than any such Lien that is not otherwise prohibited by the Indenture.

Section 4.02.         Representations and Warranties of the Seller Relating to the Agreement and the Transferred Assets.

The Seller hereby represents and warrants to the Buyer as of each Transfer Date and each Assignment Effective Date and each Addition Purchase Date (as defined in the Repurchase Agreement) with respect to the Transferred Assets to be acquired by the Buyer on that date, as applicable:

(a)         Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Transferred Assets, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for (i) the security interest granted to the Buyer pursuant to this Agreement, and (ii) Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b)         Eligibility of Transferred Assets. As of each Transfer Date and each Addition Purchase Date (as defined in the Repurchase Agreement), as applicable, (i) the Collateral Obligation List is an accurate and complete listing of all Transferred Assets as of the related Transfer Date or the related Addition Purchase Date (as defined in the Repurchase Agreement), and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects as of the related Transfer Date or the related Addition Purchase Date (as defined in the Repurchase Agreement), as applicable, and (ii) as of its Transfer Date and as of its Addition Purchase Date (as defined in the Repurchase Agreement), each such Collateral Obligation satisfies or satisfied, as applicable, all of the applicable Eligibility Criteria (unless otherwise consented to by the Liquidation Agent).

(c)         No Fraud. Each Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the obligor.

Section 4.03.         Representations and Warranties Regarding the Buyer.

As of the Closing Date, by its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a)         Due Organization. The Buyer is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is or may become a party and to consummate the transactions herein and therein contemplated.

(b)         Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Buyer and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Buyer and this Agreement and each other Transaction Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)         Non-Contravention. The execution, delivery and performance of this Agreement by the Buyer and each other Transaction Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent (which has not otherwise been obtained), under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case to the extent such violation, breach or default would reasonably be expected to have a Material Adverse Effect.

(d)         No Adverse Proceedings. To Buyer’s actual knowledge, the Buyer is not subject to any Adverse Proceeding that would reasonably be expected to have a Material Adverse Effect.

(e)         Authorizations. The Buyer has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Transaction Document to which it a party and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(f)         Place of Business; No Changes. As of the Closing Date, the Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(g)         Sale Treatment. Other than for consolidated accounting purposes of the Seller, the Buyer has treated the transfer of Collateral Obligations from the Seller for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Collateral Obligations will not be recognized.

Section 4.04.         Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Transferred Assets provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

The representations and warranties set forth in Article IV shall survive (i) the Purchase of the Collateral Obligations by the Buyer, (ii) the termination of the rights and obligations of the Buyer and the Seller under this Agreement and (iii) the payment in full of all of the Notes. Upon discovery by an authorized officer of the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other and to the Liquidation Agent.

ARTICLE V

COVENANTS

Section 5.01.         Affirmative Covenants of the Seller.

From the date hereof and, for so long as the Notes issued under the Indenture remain Outstanding:

(a)         Preservation of Statutory Trust Existence. The Seller shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a statutory trust and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) qualify and remain qualified as a statutory trust in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Transaction Documents or any of the Transferred Assets, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)         Delivery of Collections. The Seller will cause all payments relating to all Transferred Assets to be remitted directly to the applicable Collection Account. In the event any payments relating to any Transferred Asset are remitted directly to the Seller or any Affiliate of the Seller (other than the Buyer), the Seller will remit (or will cause all such payments to be remitted) directly to the applicable Collection Account promptly following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees, including, without limitation, the Trustee).

(c)         Protection of Interest in Transferred Assets. The Seller shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Buyer and to grant more effectively all or any portion of the Transferred Assets, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof.

(d)         Separate Identity. The Seller acknowledges that the Liquidation Agent and the other Secured Parties are entering into the transactions contemplated by the Indenture and the other Transaction Documents in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date hereof, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (except as otherwise required under GAAP, applicable tax law or as required herein). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i)         the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Sections 7.1€-(e) of the Indenture (provided, however, that the Seller does not hereby guaranty the solvency of the Buyer, agree to pay any of the Buyer’s obligations, or provide any guaranty or indemnity with respect to liabilities of the Buyer resulting from the performance or non-performance of the Collateral Obligations);

(ii)        the Seller shall maintain corporate records and books of account separate from those of the Buyer; provided that the Buyer may be consolidated into the Seller solely for tax and accounting purposes;

(iii)        the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way, other than by virtue of the Buyer being included in the consolidated financial statements of the Seller and any related disclosures as is necessary or appropriate under GAAP or applicable federal securities laws and regulations, that the Collateral Obligations of the Buyer, including, without limitation, the Transferred Assets, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv)        the resolutions, agreements and other instruments underlying the transactions described herein shall be continuously maintained by the Seller as official records; provided that the Buyer may be consolidated into the Seller solely for tax and accounting purposes;

(v)        the Seller shall maintain an arm’s-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(vi)       except as permitted by the Indenture, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vii)      the Seller will avoid the appearance, and promptly correct any known misperception of any of its creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller (it being understood that the Buyer may be consolidated with the Seller as is necessary or appropriate under GAAP and included in the Seller’s consolidated financial statements as contemplated above); and

(viii)         to the extent that the Seller (in its capacity as the Investment Manager) manages the Collateral Obligations and performs other services on the Buyer’s behalf, it will clearly identify itself as an agent for the Buyer in the performance of such duties, provided, however, that the Seller will not be required to so identify itself when communicating with obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders or other creditors.

(e)         Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees (including, without limitation, the Trustee) to carry out their responsibilities under the Transaction Documents.

Section 5.02.         Negative Covenants of the Seller.

From the date hereof and, for so long as the Notes issued under the Indenture remain Outstanding:

(a)         Change of Name or Location of Loan Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless such name change is to FS Specialty Lending Fund (or such other name as notified to the Liquidation Agent) or unless the Seller gives written notice thereof to the Buyer and the Liquidation Agent (which notice may be given by email) and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Trustee, for the benefit of the Secured Parties, in the Transferred Assets.

(b)         Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Buyer; provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Buyer hereunder will not be recognized.

ARTICLE VI

OPTION TO REPURCHASE AND SUBSTITUTE COLLATERAL OBLIGATIONS

Section 6.01.         Substitution of Collateral Obligations.

The Seller may, subject to all applicable requirements set forth in the Indenture (including, without limitation, the conditions set forth in Article XII of the Indenture) (as such conditions relating to the Buyer are satisfied by the Buyer) and in this Section 6.01, agree with Buyer (in each of their sole discretion) to replace any Collateral Obligation with one or more other Collateral Obligations; provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date thereof:

(a)         the Seller has notified the Buyer and the Liquidation Agent in writing identifying the Collateral Obligation to be replaced (a “Replaced Collateral Obligation”) and the Collateral Obligation(s) to be substituted therefor (each, a “Substitute Collateral Obligation”) and the Liquidation Agent shall have consented thereto in its sole and absolute discretion;

(b)         all representations and warranties of the Seller contained in Sections 4.01 and 4.02 that relate to Seller’s title to the applicable Substitute Collateral Obligation(s) or its ability to transfer or assign such Substitute Collateral Obligation(s) hereunder shall be true and correct as of the date of substitution of any such Substitute Collateral Obligation;

(c)         the repurchase and substitution limits set forth in Section 12.1 of the Indenture applicable to any such substitution are satisfied;

(d)         the Seller shall deliver to the Buyer on the date of such substitution a revised Schedule I that shall include such Substitute Collateral Obligation(s) and shall have deleted such Replaced Collateral Obligation(s); and

(e)         the Seller shall deliver to the Buyer and the Liquidation Agent on the date of such substitution an assignment substantially in the form of Exhibit A hereto with respect to such Substitute Collateral Obligation(s).

Contemporaneously with the receipt of the Substitute Collateral Obligation, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to any Replaced Collateral Obligation pursuant to this Section 6.01, and the Buyer shall cause the Trustee to release the Lien of the Indenture thereon.

Section 6.02.         Seller’s Optional Right to Repurchase Collateral Obligations.

(a)         The Seller may, subject to all applicable requirements set forth in the Indenture (including, without limitation the conditions set forth in Section 12.1 of the Indenture) (as such conditions relating to the Buyer are satisfied by the Buyer) and this Section 6.02, agree with Buyer (in each of their sole discretion) to repurchase any Collateral Obligation; provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i)          all applicable requirements set forth in the Indenture (including, without limitation the conditions set forth in Article XII of the Indenture) applicable to any such repurchase are satisfied; and

(ii)         the Seller shall:

(x) deposit in the applicable Collection Account the Repurchase Price with respect to such Collateral Obligation as of the date of such repurchase; or

(y) subject to the conditions set forth in Section 12.2 of the Indenture and Section 6.01 of this Agreement, replace any Collateral Obligation with one or more other Substitute Collateral Obligations,

provided that, for the avoidance of doubt, no such repayment or substitution or deposit of Repurchase Price shall be required to be made to the extent such optional repurchase constitutes a permitted Distribution by Buyer to the Seller in accordance with the Indenture (including satisfaction of the Distribution Conditions).

(b)         Promptly upon request of the Seller to do so, the Buyer (or the Investment Manager on its behalf) shall, to the extent that the Seller elects clause (a)(ii)(x) above, determine each component of the Repurchase Price and shall notify the Seller of each thereof and of the Repurchase Price with respect thereto should the Seller elect to exercise its repurchase option. Subject to Section 12.3 of the Indenture, Seller may, at its option, by written notice to the Buyer, the Trustee and the Liquidation Agent, elect to exercise its right to repurchase such Collateral Obligation and, on such date or within five (5) Business Days thereafter, repurchase such Collateral Obligation. Failure by the Seller to exercise such option to repurchase any Collateral Obligation at any time shall not affect the ability of the Seller to exercise such right at a later date with respect to such Collateral Obligation provided the Repurchase Price is redetermined at such later time.

(c)         Contemporaneously with the receipt of the Repurchase Price (if any) and/or the receipt of a Substitute Collateral Obligation (if applicable), the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to the related Collateral Obligation repurchased by the Seller pursuant to Section 6.02(a), and the Buyer shall cause the Trustee to release the Lien of the Indenture thereon.

Section 6.03.         Warranty Transferred Assets.

(a)         Notwithstanding any provision of this Agreement or the Indenture to the contrary, the Seller agrees that, in the event of a material breach of any representation or warranty applicable to any Collateral Obligation set forth in Section 4.01 or 4.02 of this Agreement, in each case as of the Transfer Date with respect thereto, and solely to the extent such representation or warranty relates to the Seller’s title to the applicable Collateral Obligation or its ability to transfer or assign such Collateral Obligation hereunder (each such Collateral Obligation, a “Warranty Transferred Asset”), no later than thirty (30) days after the earlier of (x) knowledge of such breach on the part of a responsible officer of the Seller and (y) receipt by a responsible officer of the Seller of written notice thereof given by the Buyer, the Trustee or any other Secured Party, the Seller shall either:

(i) deposit in the applicable Collection Account the Repurchase Price with respect to such Collateral Obligations to which such breach relates and contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to such Warranty Transferred Asset, and the Buyer shall cause the Trustee to release the Lien of the Indenture thereon; or

(ii) subject to the conditions set forth in Section 12.2 of the Indenture and Section 6.01 (other than clause (c) thereof) of this Agreement, replace any Collateral Obligation with one or more other Collateral Obligations, provided, further, that no such repayment or substitution shall be required to be made with respect to any Warranty Transferred Asset (and such Collateral Obligations shall cease to be a Warranty Transferred Asset) if, on or before the expiration of such thirty (30) day period, such applicable representations and warranties in Sections 4.01 or 4.02 of this Agreement with respect to such Warranty Transferred Asset shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Transferred Asset as if such Warranty Transferred Asset had been conveyed to the Buyer on such day.

(b)         It is understood and agreed that the obligation of the Seller to purchase such Warranty Transferred Asset or substitute such Warranty Transferred Asset is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Transferred Asset which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related obligor.

ARTICLE VII

MISCELLANEOUS

Section 7.01.         Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and, for so long as the Notes issued under the Indenture remain Outstanding, consented to in writing by the Liquidation Agent, other than an amendment to this Agreement to incorporate by reference and/or amend a Collateral Obligation List on the related Transfer Date, provided that if the Seller and the Buyer acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Transaction Document, then the Seller and the Buyer shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of the Liquidation Agent.

Section 7.02.         Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its address set forth in Section 14.3 of the Indenture or at such other address as shall be designated by such party in a written notice to the other parties hereto (in each case, with a copy to the Liquidation Agent at the address for notice provided in the Indenture).

Section 7.03.         Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.04.         Governing Law; Submission to Jurisdiction; Etc.

(a)         Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)         Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05.         Non-Petition. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Buyer or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all of the Notes under the Indenture. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Buyer, may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Buyer shall promptly object to the institution of any bankruptcy, winding up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 7.05 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Buyer or against the Buyer by any Person other than a party hereto. This Section 7.05 shall survive the termination of this Agreement.

Section 7.06.         Recourse Against Certain Parties.

(a)         Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Seller contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a statutory trust obligation of the Seller and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee, advisor or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)         Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Buyer contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee, advisor or agent of the Buyer or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a limited liability obligation of the Buyer and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, advisor or agent of the Buyer or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Buyer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee, advisor or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(c)         This Section 7.06 shall survive the termination of this Agreement.

Section 7.07.         Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith (including, without limitation, the Transaction Documents) contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 7.08.         Headings, Exhibits and Schedules.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.09.         Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except with the consent of the other party and, for so long as the Notes issued under the Indenture remain Outstanding, the Liquidation Agent and as otherwise permitted by the Indenture. Simultaneously with the execution and delivery of this Agreement, the Buyer shall collaterally assign all of its right, title and interest herein to the Trustee for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon such collateral assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Trustee for the benefit of the Secured Parties. The Trustee, in such capacity, and the Liquidation Agent shall each be a third party beneficiary hereof. The Trustee on behalf of the Secured Parties under and in accordance with the Indenture may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer. Notwithstanding anything to the contrary in the foregoing in this Section 7.09, the collateral assignment and the third party beneficiary rights shall automatically terminate upon the irrevocable payment in full of the Secured Obligations (other than contingent indemnity obligations as to which no claim has been made).

Section 7.10.         No Waiver; Cumulative Remedies.

No failure on the part of the Buyer or the Seller to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 7.11.         Waiver of Setoff. The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Buyer, the Liquidation Agent, the Trustee, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller. The Buyer’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Buyer might have against the Seller, the Liquidation Agent, the Trustee, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Buyer.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FS ENERGY AND POWER FUND,
as the Seller

By:	/s/ Edward T. Gallivan, Jr
Name: Edward T. Gallivan, Jr
Title: Chief Financial Officer

[Barclays-FS - Signature Page to Sale and Contribution Agreement]

FSSL FINANCE BB ASSETCO LLC,
as the Buyer

By:	/s/ Edward T. Gallivan, Jr
Name: Edward T. Gallivan, Jr
Title: Chief Financial Officer

[Barclays-FS - Signature Page to Sale and Contribution Agreement]

Exhibit A

Form of Assignment

[ Date ]

In accordance with the Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of September 6, 2023, made by and between the undersigned, FS Energy and Power Fund (which, for the avoidance of doubt, may be renamed to FS Specialty Lending Fund or such other name as notified to the Liquidation Agent, together with its successors and assigns, the “Seller”); and FSSL Finance BB AssetCo LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Delayed Funding Term Loan or Revolving Loan conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes, but in each case above and below excluding the Excluded Amounts):

(i)         the Collateral Obligations listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Collateral Obligation List referred to as Schedule I in the Agreement), and all monies due, to become due or paid in respect thereof on and after the Transfer Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the Transfer Date;

(ii)        all Liens with respect to the Collateral Obligations referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii)       all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Collateral Obligations referred to in clause (i) above (except to the extent the foregoing are held in a capacity as an administrative agent or collateral agent);

(iv)      all Related Documents with respect to the Collateral Obligations referred to in clause (i) above; and

(v)       all income and proceeds of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, tangible chattel paler, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

FS ENERGY AND POWER FUND

By:
Name:
Title:

A-2

Schedule I

Collateral Obligation List

[Intentionally Omitted]